UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 5, 2007

NeoPharm, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-90516	51-0327886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 Lakeside Drive, Waukegan, IL		60085
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code) (847) 887-0800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c)).

Section 4 — Maters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)                                  Previous independent registered public accounting firm

(i)            KPMG LLP (“KPMG”) was previously the principal accountants for NeoPharm, Inc. (the “Company”). On July 5, 2007, the Company dismissed KPMG as its principal accountants.

(ii)           The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2006 and December 31, 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2006 and 2005 contained a separate paragraph stating that “As discussed in Note 1 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, as of January 1, 2006.”

The audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii)          The company’s Audit committee approved the decision to dismiss its principal accountants.

(iv)          During the two fiscal years ended December 31,2006, and the subsequent interim period through July 5, 2007, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

(v)           During the two fiscal years ended December 31, 2006, and the subsequent interim period through July 5, 2007, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except the following material weaknesses:

In the Item 4 section of the Company’s Forms 10-Q for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006, the Company reported that a control deficiency with respect to the review and verification of the accuracy of the calculation estimating fair value of non-employee stock options constituted a material weakness in internal control over financial reporting.

In the Item 4 section of the Company’s Form 10-Q for the quarter ended March 31, 2007, the Company reported that it did not maintain sufficient staff with appropriate training in United States generally accepted accounting principles and Securities and Exchange Commission rules and regulations with respect to financial reporting.

(vi)          The Company requested that KPMG furnish it with a letter addressed to the United States Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated July 6, 2007, is filed as Exhibit 16.1 to this Form 8-K.

(b)                                 New independent registered public accounting firm.

The Company engaged BDO Seidman, LLP (“BDO”) as its new independent registered public accounting firm as of July 5, 2007. During the two most recent fiscal years and through July 5, 2007, the Company has not consulted with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)                                  Exhibits

16.1 Letter re change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOPHARM, INC.

Date: July 6, 2007	By:	/s/ Laurence P. Birch
	Name:	Laurence P. Birch,
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Table

16.1	Letter re change in certifying account.